                                  EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT

                                                          PERCENTAGE OF        STATE OF INCORPORATION
   PARENT                       SUBSIDIARY                  OWNERSHIP             OR ORGANIZATION
   ------                       ----------                -------------        ----------------------
American National            American National
 Bancorp, Inc.                Savings Bank, F.S.B.              100%                 Federal

American National            American National Insurance
 Savings Bank, F.S.B.         Agency, Inc.                      100%                 Maryland

American National            National Development
 Savings Bank, F.S.B.         Corporation                       100%                 Maryland

American National            ANSB Corporation                   100%                 Delaware
 Savings Bank, F.S.B.

American National            Liberty Street, Inc.               100%                 Maryland
 Savings Bank, F.S.B.

American National            Fayette Street Realty, Inc.        100%                 Maryland
 Savings Bank, F.S.B.


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